SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 10, 2011
 Date of Report (date of earliest event reported):

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

CLX MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-09392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 NE 125th St., Suite 101, North Miami, FL 33161

(Address of principal executive offices)(Zip Code)

877-777-3735

Registrant's telephone number, including area code:

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 11, 2011, the Board of Directors of CLX Medical, Inc. (the “Company”), ratified the Company’s entry into a Share Exchange Agreement, under which the Company will acquire 100% of the issued and outstanding equity interests of Doctors TV Network, LLC, a Florida limited liability company (“Doctors-TV”) in exchange for total consideration (the “Purchase Price”) including:

(i)                 an aggregate of 7,800,000 shares of the Company’s common stock following an expected recapitalization to reduce the issued and outstanding common stock of the Company, which will result in the current members of Doctors-TV collectively holding a not less than 65% of the common stock of Doctors-TV; and

(ii)               1,000 shares of Series C Preferred Stock.

The Share Exchanged Agreement is deemed closed, but its completion is subject to (a) the implementation of the above referenced recapitalization and (b) the Company becoming current in its public filing required under the Exchange Act of 1934.

Based out of Miami, FL, Doctors-TV provides marketing solutions for businesses of all sizes. Utilizing televisions strategically placed in doctors’ office waiting rooms, Doctors-TV effectively focuses high-value, multi-media packages that maximize the exposure of a businesses or products within precise and strategically selected market. These multi-media packages run for six months and incorporate (i) half minute animated advertisements, which run multiple times per day on the Doctors-TV network, (ii) full color magazines distributed from high traffic retail stores in the same market area, and (iii) unlimited use of Doctors-TV national internet coupon directory.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control

In connection with the Share Exchange Agreement with Doctors-TV, as set forth above, Jose Chavez transferred 500 of his 1,000 shares of Series C Preferred Stock to Fredric S. Durham and 500 shares to Alex Marchant, collectively providing Mr. Durham and Mr. Marchant with voting control of the Company.

To the Company’s knowledge, no shareholder beneficially owns more than 5% of the issued and outstanding common stock of the Company. There are currently a total of 4,172,991,338 shares of common stock issued and outstanding.

Fredric S. Durham, Chairman, President and Chief Executive Officer, and Alex Marchant, Director and Chief Financial Officer, each individually own 50% of the outstanding Series C Preferred Stock. There are currently a total of 1,000 shares of Series C Preferred Stock outstanding.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Changes to Board of Directors

On November 11, 2011the Company, appointed a current director, Fredric S. Durham as Chairman, and increased its Board of Directors (the “Board”) to three members, appointing Alex Marchant as a director of the Company.

Fredric S. Durham, currently serves as the Chief Executive Officer of The Doctors TV Network, LLC, a position he has held since January 2011. Mr. Durham previously served as the President of Sales for The Pharmacy Television Network, Inc. from 2007 to January 2011.  From 2001 to 2007, Mr. Durham served as the President of National Publishing Group.  From 1999 to 2001, Mr. Durham served as the President of Total Media.  From 1995 to 1999, Mr. Durham served as Vice President of Operations of Town Center Properties, which bought and sold, during his tenure as President approximately $75 million worth of land throughout Florida which included bio-tech centers, condominiums and government buildings.  Prior to his employment with Town Center Properties, Mr. Durham founded and served as President of Aaron Floors, from September 1972 to August 1992, a carpet and tile subcontracting company.

Alex Marchant has been the Chief Financial Officer of Doctors-TV, since January 2011. Prior to which, he held the same position with The Pharmacy Television Network, Inc. after working as a Business Consultant for various other entities. Between 1996 and 2004, Mr. Marchant worked with Celebrity and Costa Cruise Lines in various roles including Cruise Director, before seamlessly transitioning in to Producing live stage shows with ADC Entertainment, a premier production company in Europe, Africa, and North and South America. Between 1992 and 1996, Mr. Marchant worked for Ivy Business Training Software, where as Technical Director he facilitated the company’s ten-fold increase in software production working alongside such clients as British Airways, Mars, Inc., Schweppes, and Coco Cola, among many others. Prior to 1992 Mr. Marchant was an accountant with Transorient Carpet Co., based in England.

The Board does not expect to name Mr. Durham or Mr. Marchant to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when such information becomes available.

Appointment of Executive Officers; Resignation of Executive Officer

Also on November 11, 2011, the Board appointed Frederic S. Duraham to the positions of President, Chief Executive Officer and Secretary of the Company. The Board also appointed Alex Marchant as Chief Financial Officer and Treasurer.

In connection with Mr. Durnham’s appointment as President and Chief Executive Officer, Jose Chavez resigned from the positions of President and Chief Executive Officer, for which he served since April 2010. His resignation comes in connection with Share Exchange Agreement with Doctors-TV and does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company. Mr. Chavez remains a director of the Company

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 11, 2011, pursuant to its powers as provided in the Article of Incorporation of the Company, the Board adopted Bylaws of the Company. The primary purpose for the adoption of the Bylaws was to restate the Bylaws and to establish the shareholders’ right to authorize action of the Company via majority shareholder written consent, as opposed to unanimous shareholder written consent.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER DESCRIPTION LOCATION

3(ii) Bylaws Filed herewith

10.3 Doctors-TV Share Exchange Agreement Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2011

CLX MEDICAL, INC.

By:	/s/ Fredric S. Durham
Fredric S. Durham, Director, President & Chief Executive Officer